Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-218090 on Form S-3 and Registration Statement No. 333-210832 on Form S-8 of our report dated February 27, 2020, relating to the financial statements of MGM Growth Properties Operating Partnership LP and subsidiaries appearing in this Annual Report on Form 10-K of MGM Growth Properties Operating Partnership LP for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP
Las Vegas, Nevada
February 27, 2020